Data as of 6/30/16

Manager's Commentary

Market Review

June was an eventful month in the Greater China equity space. In the first half of the month, Greater China equities weakened due to MSCI's decision to not include A-shares in their regional indices and disappointing economic releases. The Caixin-Markit Purchasing Managers' Index of Chinese manufacturing activity continued to contract, fixed asset investment slumped to a 16-year low in May, and retail sales fell by 10%. Furthermore, on June 23, the UK's decision to leave the European Union ("Brexit'') negatively shocked investors leading to a sell-off of risky assets, including Greater China equities. Historically, the Greater China equity market has been highly sensitive to such global risk off events, however in the case of Brexit it was more resilient than expected. The MSCI Golden Dragon Index fully recovered by the end of the month, while the MSCI Europe Index dropped by 4% (in US dollar terms). The global sell-off largely impacted companies with exposure to the UK and European markets, as well as those sensitive to a global economic slowdown. That said, marginal selling in the Greater China equity space was more limited.

Fund Review

During the month, the Fund's Net Asset Value ("NAV”) price return underperformed the MSCI Golden Dragon Index (the "benchmark index”). Stock selection in the consumer discretionary and industrials sectors were the largest contributors to performance, though this was more than offset by our positioning within the financials sector.

The top detractor during the month was our position in the financials sector, as financials saw significant intra-sector rotation. Fund flows chased higher yielding stocks, such as Real Estate Investment Trusts ("REITs"), as well as low valuation stocks, such as state-owned banks, especially on expectations of prolonged loose global monetary policy. Our focus on identifying companies with secular growth potential has meant holding positions in relatively higher quality stocks, such as nonstate-owned banks, leading Chinese insurers and leading Hong Kong property developers and landlords. These companies tend to trade at a slight premium due to their long-term competitiveness; therefore, the Fund did not benefit as much from the search for yield after the Brexit event. Nevertheless, we believe a strong balance sheet, sustainable cash flow and long-term earnings growth potential should underpin the performance of our core holdings over the long term.

Conversely, stock selection within the consumer discretionary space contributed, despite the sector's overall weakness in June. Our core holdings within automotive manufacturers and auto parts companies bore fruit, as these companies re-rated from very depressed valuations. In addition, avoiding the smaller internet names in e-commerce and online travel was also beneficial.

Key Transactions

In June, we trimmed our position in CK Hutchison Holdings Limited, the Hong Kong based conglomerate, after the UK referendum. We consider the company's UK exposure to be relatively defensive given its focus on utilities and telecom. However, due to ongoing uncertainty, the share price may face some near term pressure, so we will be monitoring for a better point to accumulate. Towards the end of the month we increased our exposure to Chinese banks, focusing on those with the most prudent asset quality control.

Outlook

While Brexit appeared to have reset the expectations of global investors, our view towards the China and Hong Kong markets remains unchanged. On the economic side, we believe the short-term challenges come from a potential slowdown in Gross Domestic Product ("GDP") growth over the rest of the year, given an expected consolidation of excess capacity and the rising risk of debt defaults. Financial risks include Renminbi depreciation in light of a potentially strong US dollar and a potential flight of capital. On the policy front, uncertainty about China's economic policy should continue to persist until the 19th National Congress in 2017.

We believe the biggest risks for Greater China equities come from a potential fund outflow in the case of a sudden global risk off sentiment triggered by rising political uncertainties. However, as we have seen during the past weeks, marginal selling pressure in the Chinese markets is historically low after the major sell-offs in the third quarter of 2015 and in the first quarter of 2016 when the A-share market collapsed. In fact, we have observed a continuous decrease in demand of Hong Kong shares by mainland investors through the Shanghai - Hong Kong Stock Connect, suggesting that Hong Kong equities offer good value. Looking forward, we expect some positive sentiment ahead of the launch of the Shenzhen - Hong Kong Stock Connect Scheme expected later this year.

In terms of portfolio strategy, we believe stocks that offer more certainty through visible earnings growth or sustainable dividend will be rewarded by investors, especially when the market outlook is unclear for the rest of the year. For our portfolio, we favor telecom stocks that offer strong dividend support and companies that can participate in secular growth trends, such as the transformation of the manufacturing sector or the increase in consumer spending in China.

In Brief
Fund Data
Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$263.1
Median Market Cap (in billions)	$8.1
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns)
(as of 6/30/16)
	Fund	Benchmark[1]
One Month	1.27%	2.03%
Three Month	-1.99%	0.58%
One Year	-21.51%	-16.83%
Three Year	3.70%	4.23%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 6/30/16)	$16.73 / $14.46

High / Low Ranges (52-Week)
High / Low NAV	$23.44 / $14.65
High / Low Market Price	$20.13 / $12.85
Premium/Discount to NAV (as of 6/30/16)	-13.57%

Fund Data (Common Shares)
Shares Outstanding	15,722,675
Average Daily Volume	36,648
Expense Ratio	1.53%

Fund Manager
Christina Chung, CFA, CMA
Lead Portfolio Manager

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Returns For Periods Ending June 30, 2016*

	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	1.27%	-1.99%	-5.80%	-21.51%	3.70%	-0.13%	9.77%	9.69%
Market Price	1.12%	-1.90%	-6.83%	-19.97%	3.51%	-1.22%	8.61%	8.66%
MSCI Golden Dragon Index	2.03%	0.58%	-0.24%	-16.83%	4.23%	1.59%	6.15%	—

Calendar Year Returns

	2008	2009	2010	2011	2012	2013	2014	2015
NAV	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%	-5.51%
Market Price	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%	-6.38%
MSCI Golden Dragon Index	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%	-7.12%

Past performance is not a guide to future returns.

*Annualized for periods greater than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at June 30, 2016. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Information Technology	30.28%	31.41%
Financials	26.06%	33.27%
Industrials	15.97%	6.71%
Consumer Discretionary	10.11%	7.14%
Telecom Services	6.33%	6.47%
Energy	3.20%	3.91%
Consumer Staples	1.84%	2.40%
Health Care	1.33%	1.24%
Materials	0.18%	2.91%
Utilities	0.00%	4.53%
Other assets & liabilities	4.71%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	73.85%	74.97%
Hong Kong Red Chips	30.75%	10.50%
Hong Kong 'H' shares	14.05%	21.10%
Equity linked securities ('A' shares)	1.81%	0.00%
China 'A' & 'B' shares	0.00%	0.15%
Other Hong Kong securities	27.24%	31.18%
Others	0.00%	12.04%
Taiwan	21.45%	25.03%
Other assets & liabilities	4.70%	0.00%

Top 10 Holdings
TAIWAN SEMIC CO LTD (Taiwan)	8.54%
TENCENT HOLDINGS LTD (China)	6.54%
SUN HUNG KAI PROPERTIES LTD (H.K.)	5.39%
CHINA MERCHANTS BANK CO LTD (China)	4.51%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	4.39%
CHINA MOBILE LTD (China)	3.48%
ALIBABA GROUP HOLDING LTD (China)	3.47%
CHINA OVERSEAS LAND & INV (China)	3.42%
QINGLING MOTORS CO LTD (China)	3.39%
CK HUTCHISON HOLDINGS LTD (H.K.)	3.22%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	12.78	12.18
P/B Ratio	1.41	1.27
Issues in Portfolio	40	284
Foreign Holdings (%)	95.29	100.00
Other assets & liabilities (%)	4.71	0.00
Yield (%)	3.10	3.11

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—
12/16/15	12/23/15	12/28/15	1/6/16	$1.49580	$0.21330	$0.84620	$0.43630

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					30.28
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	162.50	4,461,000	22,471,636	8.54
TENCENT HOLDINGS LTD	700	176.30	757,500	17,211,250	6.54
ALIBABA GROUP HOLDING LTD	BABA	79.53	114,718	9,123,523	3.47
DELTA ELECTRONICS INC	2308	156.00	1,680,359	8,125,980	3.09
DIGITAL CHINA HOLDINGS LTD	861	5.85	9,360,000	7,056,822	2.68
ADVANTECH CO LTD	2395	244.50	798,841	6,054,640	2.30
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.62	56,362,000	4,503,556	1.71
LARGAN PRECISION CO LTD	3008	2,945.00	41,000	3,742,986	1.42
GOLDPAC GROUP LTD	3315	2.17	5,021,000	1,404,195	0.53
Financials					26.04
SUN HUNG KAI PROPERTIES LTD	16	93.00	1,183,000	14,178,985	5.39
CHINA MERCHANTS BANK CO LTD	3968	17.30	5,322,000	11,865,838	4.51
HONG KONG EXCHANGES AND CLEARING LTD	388	187.70	477,900	11,560,557	4.39
CHINA OVERSEAS LAND & INVESTMENT LTD	688	24.50	2,852,000	9,005,194	3.42
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	34.15	1,819,500	8,007,929	3.04
CHINA CONSTRUCTION BANK CORP	939	5.13	7,828,000	5,175,420	1.97
FUBON FINANCIAL HOLDING CO LTD	2881	37.65	4,270,000	4,983,586	1.89
CATHAY FINANCIAL HOLDING CO LTD	2882	35.00	3,462,000	3,756,161	1.43
Industrials					15.97
CK HUTCHISON HOLDINGS LTD	1	84.55	778,000	8,477,556	3.22
CHINA EVERBRIGHT INTERNATIONAL LTD	257	8.60	7,256,000	8,042,169	3.06
ZHUZHOU CRRC TIMES ELECTRIC CO LTD	3898	42.50	1,375,000	7,531,285	2.86
BEIJING ENTERPRISES HOLDINGS LTD	392	43.95	1,182,500	6,697,882	2.55
QINGDAO PORT INTERNATIONAL CO LTD	6198	3.51	6,596,000	2,983,769	1.13
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	10.24	2,110,000	2,784,581	1.06
KING SLIDE WORKS CO LTD	2059	377.00	239,000	2,793,112	1.06
ZHENGZHOU YUTONG BUS CO A	600066	19.81	910,530	2,715,034	1.03
Consumer Discretionary					10.09
QINGLING MOTORS CO LTD	1122	2.39	28,960,000	8,920,186	3.39
SANDS CHINA LTD	1928	25.90	1,634,800	5,456,848	2.07
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	2.91	1,635,575	4,759,523	1.81
LI & FUNG LTD	494	3.75	7,010,000	3,387,870	1.29
BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LTD	1114	7.91	2,224,000	2,267,194	0.86
TUNG THIH ELECTRONIC CO LTD	3552	514.00	111,000	1,768,623	0.67
Telecom Services					6.34
CHINA MOBILE LTD	941	88.75	801,000	9,161,748	3.48
CHINA UNICOM HONG KONG LTD	762	8.04	4,614,000	4,780,916	1.82
CHUNGHWA TELECOM CO LTD	2412	116.50	755,000	2,726,603	1.04
Energy					3.20
CNOOC LTD	883	9.63	6,788,000	8,424,528	3.20
Consumer Staples					1.84
WANT WANT CHINA HOLDINGS LTD	151	5.48	4,418,000	3,120,209	1.19
VINDA INTERNATIONAL HOLDINGS LTD	3331	13.40	984,000	1,699,329	0.65
Health Care					1.32
CSPC PHARMACEUTICAL GROUP LTD	1093	6.87	2,892,000	2,560,545	0.97
3SBIO INC	1530	7.95	907,500	929,804	0.35
Materials					0.18
TIANGONG INTERNATIONAL CO LTD	826	0.48	7,746,000	474,186	0.18

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

The China Fund, Inc.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the Fund's annual and semiannual reports, proxy statement and other Fund information, which may be obtained by contacting your financial advisor or visiting the Fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2016 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0616